Exhibit 99-h45

AMENDED AND RESTATED EXHIBIT A

TO THE SUB-ADMINISTRATION AND ACCOUNTING SERVICES AGREEMENT

THIS EXHIBIT A, amended and restated effective as of October 30, 2015, is the Exhibit A to that certain Sub-Administration and Accounting Services Agreement dated as of April 1, 2000, as amended, between BNY Mellon Investment Servicing (US) Inc. and Aston Asset Management, LLC. This Exhibit A supersedes all previous forms of Exhibit A.

PORTFOLIOS

ASTON/TCH Fixed Income Fund

ASTON/Fairpointe Mid Cap Fund

ASTON/Montag & Caldwell Balanced Fund

ASTON/Montag & Caldwell Growth Fund

ASTON/TAMRO Diversified Equity Fund

ASTON/TAMRO Small Cap Fund

ASTON/Harrison Street Real Estate Fund

ASTON/Cornerstone Large Cap Value Fund

ASTON/River Road Dividend All Cap Value Fund

ASTON/River Road Small Cap Value Fund

ASTON/River Road Select Value Fund

ASTON/Montag & Caldwell Mid Cap Growth Fund

ASTON/Barings International Fund

ASTON/Anchor Capital Enhanced Equity Fund

ASTON/Lake Partners LASSO Alternatives Fund

ASTON/Herndon Large Cap Value Fund

ASTON/LMCG Small Cap Growth Fund

ASTON/River Road Independent Value Fund

ASTON/River Road Long-Short Fund

ASTON/DoubleLine Core Plus Fixed Income Fund

ASTON/Silvercrest Small Cap Fund

ASTON/River Road Dividend All Cap Value Fund II

ASTON/LMCG Emerging Markets Fund

ASTON/Pictet International Fund

ASTON/Guardian Capital Global Dividend Fund

ASTON/Fairpointe Focused Equity Fund

ASTON/TAMRO International Small Cap Fund

ASTON/River Road Focused Absolute Value Fund

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Exhibit A to be executed by their officers designated below effective as of the date and year first above written.

BNY MELLON INVESTMENT SERVICING		ASTON ASSET MANAGEMENT, LLC

By:	/s/ W.M. Blatchford	By:	/s/ Stuart Bilton

Name:	W.M. Blatchford	Name:	Stuart Bilton

Title:	Managing Director	Title:	CEO

Date:	October 28, 2015	Date:	October 8, 2015